UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 288-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trustee

On January 10, 2023, the board of trustees (the “Board”) of Acadia Realty Trust (the “Company”) voted to appoint Hope B. Woodhouse as a trustee of the Company, effective as of the same day, to serve until the Company’s 2023 annual meeting of shareholders or until her successor is duly elected and qualifies. The Board also appointed Ms. Woodhouse to the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board, effective as of the same day.

Ms. Woodhouse is a seasoned financial executive with substantial experience in the financial services sector having spent over 25 years in executive management roles at top-ranked, global alternative asset management firms and broker dealers. From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee of Bridgewater Associates, Inc. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., and was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC from 2000 to 2003. Prior to that, she held various executive leadership positions, including at Tiger Management L.L.C., and Salomon Brothers Inc.

Ms. Woodhouse also presently serves as an independent director on the Boards of Two Harbors Investment Corp. (NYSE: TWO), where she has served since 2012 and is chair of the Risk Oversight Committee and a member of the Audit Committee, and Granite Point Mortgage Trust Inc. (NYSE: GPMT), where she has served since 2017 and is chair of the Compensation Committee and a member of the Nominating and Corporate Governance and Audit Committees. Ms. Woodhouse previously served as a director of Piper Jaffray Companies (NYSE: PJC), Seoul Securities Co. Ltd., Soros Funds Limited, The Bond Market Association and as a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School.

The Company’s compensation program for its non-employee trustees is described in the Company’s Proxy Statement for its 2022 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 25, 2022, and such description is incorporated herein by reference.

There are no arrangements or understandings between Ms. Woodhouse and any other person pursuant to which Ms. Woodhouse was appointed to the Board. There are no transactions in which Ms. Woodhouse has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Trustee Retirement

On January 10, 2023, Wendy Luscombe, an independent trustee, member of the Audit Committee, and chair of the NCG Committee of the Board, retired from the Board. Ms. Luscombe has served on the Board since 2004 and her retirement, and Ms. Woodhouse’s appointment to the Board, is part of the Board’s ongoing commitment to refreshment.

Item 7.01 Regulation FD Disclosure.

On January 10, 2023, the Company issued a press release announcing Ms. Woodhouse’s appointment to the Board and Ms. Luscombe’s retirement, a copy of which is furnished herewith as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 10, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acadia Realty Trust (Registrant)

Date:	January 10, 2023	By:	/s/ John Gottfried
		Name: Title:	John Gottfried Executive Vice President and Chief Financial Officer